SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

                (State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 21, 2007, Capital Properties, Inc. (the “Registrant”) entered into a Purchase Agreement (the “Purchase Agreement”) with David L. Golden (the “Seller”) of Providence, Rhode Island to purchase certain real property designated as Plat No. 10, Lot Nos. 37, 38, 39, 43 and a partial interest in Lot No. 44, including all buildings, improvements and fixtures thereon (the “Property”). The Property is generally located at the corner of Canal Street and Steeple Street in Providence, Rhode Island and is adjacent to Lot 708 which is already owned by the Registrant. The purchase price for the Property is $2,300,000 to be paid in cash at closing. The closing for the purchase of the Property will take place no later than December 28, 2007.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By:	/s/	Barbara J. Dreyer
_____________________________________
Barbara J. Dreyer, Treasurer

Date: November 26, 2007